UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

PepperBall Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	001-32566	20-1978398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6142 Nancy Ridge Drive, Suite 101
San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 638-0236

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Note and Warrant Purchase Agreement, Convertible Promissory Notes, and Warrants

On December 20, 2010, PepperBall Technologies, Inc., a Colorado corporation (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Note and Warrant Purchase Agreement”) with investors for the private placement of Convertible Promissory Notes (the “Notes”) having a principal amount of $145,000.  Subject to the conversion provisions set forth in the Notes, the outstanding principal amount under the Notes is due and payable on December 31, 2012 (the “Maturity Date”).  The Notes bear simple interest at the rate of 10% per annum, and interest shall be paid quarterly in arrears beginning with the quarter ended December 31, 2010, with such interest to be paid by the tenth day of the month following quarter end.  As security for the Company’s obligations, the Company granted the purchasers of the Notes a security interest in all of the Company’s personal property located in the State of California (the “Security Interest”); provided that the Notes and the Security Interest are subordinated to the obligations of the Company to Primary Funding Corporation, the James Simpson Foundation, and J.A. and G.L. Simpson Trust.  Further, the purchasers of the Notes agreed that the Notes will be subordinate to any additional accounts receivable and/or inventory line of credit obtained by the Company in the future.  The Notes were issued on December 20, 2010 and may be prepaid at any time upon thirty days’ notice.

At the sole discretion of the holder, the outstanding principal amount of the Notes and any accrued but unpaid interest thereon may be converted into shares of the Company’s Common Stock (the "Common Stock") or non-voting Series C Preferred Stock (the "Preferred Stock") at a conversion price of $0.05 per share, provided that conversion requests must be made in minimum amounts of the greater of $25,000 or the then remaining balance of a holder’s Note.

As additional consideration for the issuance of the Notes, warrants to purchase shares of the Company’s Common Stock, (or at the option of the Investor exercisable into shares of Preferred Stock) will be issued.  The number of Warrants to purchase said Common Stock or Preferred Stock shall be equal to the amount of the Notes divided by $0.05.

The Company plans to use the proceeds of the Notes to make payments on the amounts outstanding under Loan Agreements with James Simpson Foundation and J.A. and G.L. Simpson Trust, to fund sales and marketing and inventory expenses, and for other working capital purposes.

The Notes and the securities issuable upon conversion of the Notes have not been and will not be registered under the Securities Act in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The description of the transaction set forth above is qualified in its entirety by reference to the Note and Warrant Purchase Agreement, Convertible Promissory Note, and Warrant, forms of which are filed with this current report as Exhibits 10.1, 10.2, and 10.3, respectively.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance SheetArrangement of a Registrant

The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 2.03.

Item 3.02     Unregistered Sales of Equity Securities

The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 3.02.

Item 7.01    Regulation FD Disclosure

On September 26, 2008, five purported shareholders filed a lawsuit in California Superior Court for Los Angeles County against PepperBall Technologies, Inc. (f/k/a Security With Advanced Technology, Inc.) and certain of its officers and/or directors, which was subsequently revised and amended. On December 15, 2010, the trial for the case was concluded with the jury finding of no false statements of any kind and no qualifications to their verdict in favor of defendants.

The Company issued a press release on December 20, 2010, entitled, “PEPPERBALL TECHNOLOGIES ANNOUNCES LITIGATION VICTORY WITH JURY’S DECISION”

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Note and Warrant Purchase Agreement by and among the Company and the investors identified on the signature pages thereto, dated as of December 20, 2010.
10.2	Form of Convertible Promissory Note by and among the Company and the investors identified on the signature pages thereto.
10.3	Form of Warrant by and among the Company and the investors identified on the signature pages thereto.
99.1	Press release dated December 20, 2010, entitled, “PEPPERBALL TECHNOLOGIES ANNOUNCES LITIGATION VICTORY WITH JURY’S DECISION”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepperBall Technologies, Inc.

Date: December 21, 2010	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Chief Financial Officer